                                                                    Exhibit 8.1

FORM OF OPINION


                                        [______ __], 1999



UnionBanCal Corporation
400 California Street
San Francisco, CA  94104

UnionBanCal Finance Trust I
c/o UnionBancal Corporation
400 California Street
San Francisco, CA  94104

          Re:       [__]% Trust Capital Securities
                    Of UnionBanCal Finance Trust I
                    ------------------------------

Ladies and Gentlemen:

          We have acted as special tax counsel for UnionBanCal Corporation, a California corporation (the "Company"), and UnionBanCal Finance Trust I, a statutory business trust organized under the Business Trust Act of the State of Delaware (12 Del. Code Ann., tit. 12, Sections 3801, ET SEQ.) (the "Trust"), in connection with the sale pursuant to an Underwriting Agreement dated [_____ __], 1999 among the Company, the Trust, and the underwriters (the "Underwriters") named therein (the "Underwriting Agreement") of [_],000,000 [__]% Trust Capital Securities (liquidation amount $25 per capital security) of the Trust (the "Capital Securities"), representing undivided beneficial interests in the assets of the Trust.

          The Capital Securities are guaranteed by the Company with respect to distributions and payments upon liquidation, redemption, and otherwise pursuant to the Guarantee Agreement, dated as of [_______ __],1999 (the "Guarantee Agreement"), between the Company and The First National Bank of Chicago, as trustee, for the benefit of the holders of the Capital Securities.




                                     DRAFT

UnionBanCal Corporation
UnionBanCal Finance Trust I
[        ], 1999
Page 2


          In connection with the issuance of the Capital Securities, the Trust is also issuing [_______] [ ]% Common Securities (liquidation amount $25 per common security) (the "Common Securities"), representing undivided beneficial interests in the assets of the Trust.

          The proceeds from the sale of the Capital Securities and the Common Securities are to be used by the Trust to purchase an aggregate principal amount of $[_______] of [ ]% Junior Subordinated Debentures due [_____ __], 2029 (the "Debentures"), to be issued by the Company. The Capital Securities and the Common Securities are to be issued pursuant to the Amended and Restated Declaration of Trust, dated as of [______ __], 1999 (the "Declaration"), among the Company, as sponsor, First Chicago Delaware Inc., as Delaware trustee (the "Delaware Trustee"), The First National Bank of Chicago, as property trustee (the "Property Trustee"), and David A. Anderson, David I. Matson, and John H. McGuckin, Jr. as regular trustees (the "Regular Trustees"). The Debentures are to be issued pursuant to an indenture, dated as of [______ __], 1999 (the "Indenture"), between the Company and The First National Bank of Chicago, as debt trustee (the "Debt Trustee").

           Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Underwriting Agreement.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Prospectus Supplement dated [_______ __, 1999] (including a Prospectus dated _______ __, 1999]; (ii) the Certificate of Trust filed with the Secretary of State of the State of Delaware as of November 17, 1998, by the Regular Trustees, the Property Trustee, and the Delaware Trustee; (iii) an executed copy of the Declaration including the designation of the terms of the Capital Securities; (iv) the form of the Capital Securities and a specimen certificate thereof; (v) an executed copy of the Guarantee Agreement; (vi) an executed copy of the Indenture; (vii) the form of Debentures and a specimen certificate thereof; (viii) the form of Common Securities and a specimen certificate thereof; (ix) an executed copy of the Underwriting Agreement; and (x) representations from an officer of the Company dated [______ __,] 1999. We




                                     DRAFT

UnionBanCal Corporation
UnionBanCal Finance Trust I
[        ], 1999
Page 3


have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trust and such agreements, certificates of public officials, certificates of officers, trustees or other representatives of the Company, the Trust and others, as applicable, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed by parties other than the Company or the Trust, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute, or will constitute, valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

          In rendering our opinion, we have participated in the preparation of the Prospectus Supplement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, and representations set forth in the documents referred to above and the statements and representations made by the Company and the Trust.

          In rendering our opinion, we have considered the provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations (proposed, temporary, and final) promulgated thereunder, judicial decisions, and Internal Revenue Service rulings all as of the date hereof, and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our




                                     DRAFT

UnionBanCal Corporation
UnionBanCal Finance Trust I
[        ], 1999
Page 4


opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

          Based solely upon the foregoing, we are of the opinion that under current United States federal income tax law:

     (1) The Trust will be classified as a grantor trust and not as an association taxable as a corporation.

     (2)  The Debentures will be classified as indebtedness of the Company.

          Except as set forth above, we express no opinion to any party as to the tax consequences, whether United States federal, state, local or foreign, of the issuance of the Debentures, the Capital Securities, the Common Securities, or any transactions related to or contemplated by such issuance. In connection with the sale of the Capital Securities pursuant to the Registration Statement, we are furnishing this opinion to you solely for your benefit and the benefit of investors purchasing the Capital Securities upon original issuance. This opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our written permission.

            The opinions expressed herein are subject to, and conditioned upon, reconfirmation and delivery of these opinions at the time of the closing of the offering of Capital Securities. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of changes of the facts stated or assumed herein or any subsequent changes in applicable law.

          We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement of the Company dated [______ __], 1999, as filed with the Securities and Exchange Commission on [_______ __], 1999, and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP therein under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of




                                     DRAFT

UnionBanCal Corporation
UnionBanCal Finance Trust I
[        ], 1999
Page 5


persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.




                                   Very truly yours,




                                     DRAFT